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                                  EXHIBIT 23.4
                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
BroadVision, Inc.:

    We consent to incorporation herein by reference in the registration statement on Form S-4 of BroadVision, Inc., of our reports dated January 26, 1999, except as to the section of Note 1 entitled "Stock Splits," which is as of March 13, 2000, relating to the consolidated balance sheet of BroadVision, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and the related financial statement schedule, which reports appear in the December 31, 1999, annual report on Form 10-K of BroadVision, Inc. We also consent to the references to our firm under the headings "Selected Historical Consolidated Financial Information" and "Experts" in the prospectus.

/s/ KPMG LLP


Mountain View, California
April 12, 2000